                                                                    EXHIBIT 9(t)

                              AMENDMENT NO. 1
                            PARTICIPATION AGREEMENT



         The Participation Agreement (the "Agreement"), dated December 18, 1996, by and among AIM Variable Insurance Funds, Inc., a Maryland corporation, A I M Distributors, Inc., a Delaware corporation, and ML Life Insurance Company of New York, a New York life insurance company, is hereby amended as follows:

         Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:


                                  "SCHEDULE A



FUNDS AVAILABLE UNDER THE CONTRACTS

         AIM VARIABLE INSURANCE FUNDS, INC.
                 AIM V.I. Capital Appreciation Fund
                 AIM V.I. Value Fund


SEPARATE ACCOUNTS UTILIZING THE FUNDS

         ML of New York Variable Annuity Separate Account A
         ML of New York Variable Life Separate Account
         ML of New York Variable Life Separate Account II


CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

         Merrill Lynch Funds Retirement Plus
         Merrill Lynch Funds Investor Life
         Merrill Lynch Funds Investor Life Plus
         Merrill Lynch Funds Estate Investor I
         Merrill Lynch Funds Estate Investor II
         Prime Plan V, VI, 7
         Prime Plan Investor"

         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.


Effective Date: May 1, 1997


                                            AIM VARIABLE INSURANCE FUNDS, INC.


Attest: /s/ NANCY L. MARTIN                 By: /s/ ROBERT H. GRAHAM
        ------------------------------          ------------------------------
            Assistant Secretary                     President
(SEAL)

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                                            A I M DISTRIBUTORS, INC.


Attest: /s/ NANCY L. MARTIN                 By: /s/ MICHAEL J. CEMO
        ------------------------------          ------------------------------
            Assistant Secretary                 President


(SEAL)



                                            ML LIFE INSURANCE COMPANY OF
                                            NEW YORK


Attest: /s/ LIZETTE PENA                    By: /s/ ILLEGIBLE
        ------------------------------          ------------------------------
            Assistant Secretary                 President


(SEAL)